Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is entered into to be effective as of January 27, 2023, by and between SUMMIT INVESTMENT SERVICES, LLC, a Nevada limited liability company ("Lender") and AQUA METALS RENO, INC., a Delaware corporation ("Borrower").

RECITALS

Borrower has requested that Lender extend credit to Borrower as described below, and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1. TERM LOAN.

(a)    Generally. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of Three Million and 00/l00ths Dollars ($3,000,000.00) ("Term Loan"), which shall be secured by certain real property located in Storey County, Nevada, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (referred to herein as the "Property"). Borrower's obligation to repay the Term Loan shall be evidenced by that certain Promissory Note dated of even date herewith ("Note"), all terms of which are incorporated herein by this reference.

(b)    Repayment. The principal amount of the Term Loan and interest accrued thereon shall be repaid in accordance with the provisions of the Note.

(c)    Prepayment. Subject to Borrower's payment to Lender of minimum guaranteed interest in the amount of Two Hundred Thirteen Thousand Seven Hundred Fifty and No/lO0ths Dollars ($213,750) ("Guaranteed Minimum Interest"), Borrower may prepay principal on the Nate without fee. To the extent applicable, Borrower hereby expressly (i) waives any right it may have to prepay this Note in whole or in part, without fee or payment of Guaranteed Minimum Interest charge, upon acceleration of the Maturity Date; and (ii) agrees that if a prepayment of any or all of this Note is made, following any acceleration of the Maturity Date by Lender on account of any transfer or disposition prohibited or restricted herein or by the Loan Documents (defined below), Borrower shall be obligated to pay, concurrently therewith, the Guaranteed Minimum Interest.

(d)    Loan Documents. The Note shall be secured by, among other things, a deed of trust ("Deed of Trust") encumbering the Property. This Agreement, the Note, the Deed of Trust, Guarantees, Security Agreement, UCC Financing Statement, Assignment of Leases and Rents, and any and all other documents now or hereafter executed by Borrower and any other person or party in connection with or to evidence or secure payment of the Loan, as the same may be amended, restated, modified or supplemented from time to time, are collectively referred to herein as the "Loan Documents." As used herein, and in the Loan Documents, the term "Loan" shall mean the principal sum of the Loan, all interest thereon, and all sums due, owing and payable to Lender under the Loan Documents. As used herein and in the other Loan Documents, the term "material adverse effect" shall mean an event that could reasonably be expected to have a material adverse effect on the financial condition or business of Borrower and/or Borrower's ability to repay the Loan.

SECTION 1.2. INTEREST/FEES.

(a)    Interest. The outstanding principal balance of the Note shall bear interest at the rate, and on the terms and conditions, set forth in the Note. Interest shall begin to accrue on amounts disbursed at the time Lender advances any portion of the Loan.

(b)    Computation and Payment. Interest under the Note shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Note.

SECTION 1.3. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Lender, Borrower shall grant to Lender a first priority lien on the Property in the full amount of the loan.

The foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall pay to Lender immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Lender personnel), expended or incurred by Lender in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

SECTION 2.1. LEGAL STATUS. If Borrower or any signatory who signs on its behalf is a corporation, limited liability company, partnership, or trust, that it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization and duly qualified to do business in the State of Nevada (ifrequired), and is qualified or licensed to do business (and is in good standing as a foreign limited liability company, if applicable) in all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each Loan Document required hereby or at any time hereafter delivered to Lender in connection herewith have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3 COMMERCIAL LOAN. Borrower hereby acknowledges and agrees that Lender is extending the Term Loan for commercial purposes as an investment.

SECTION 2.4. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, nor contravene any provision of any articles of organization, charter, operating agreement, or similar organizational and operational documents applicable to Borrower, nor result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower or the Property may be bound, except to the extent that the foregoing could not reasonably result in a material adverse effect

SECTION 2.5. LITIGATION. There are no pending or, to the knowledge of Borrower, threatened actions, claims, investigations, suits, or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect other than those disclosed by Borrower to Lender in writing prior to the date hereof.

SECTION 2.6. CORRECTNESS OF FINANCIAL STATEMENT. The most recent financial statements of Borrower or regarding Borrower delivered to Lender, if any, (a) are true, complete, and correct and present fairly the financial condition of Borrower in all material respects, and (b) disclose all liabilities of Borrower, whether liquidated or unliquidated, fixed or contingent. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or as otherwise permitted by Lender in writing. There are no material changes to Borrower's corporate structure or financial condition since September 30, 2022 (the date on which Lender made a separate loan to Borrower under a separate loan agreement)

SECTION 2.7. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.8. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.9. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, land use entitlements, consents, approvals, and licenses to enable it to own the Property and put it to its current use in compliance with applicable law in all material respects.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument, or obligation, except to the extent that the foregoing could not reasonably result in a material adverse effect.

SECTION 2.11. ENVIRONMENTAL MATTERS. Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time, and the Property is not located in a Flood Risk Zone as defined in the Flood Disaster Protection Act of 1973. Except as disclosed in writing by Borrower to Lender prior to the date hereof, including, without limitation, as set forth in the Environmental Reports, none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12 USE OF PROCEEDS. The loan proceeds shall be used to purchase the Property.

SECTION 2.13. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Lender in writing prior to the date hereof, with respect to the Property:

(a)    All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid prior to delinquency as of the date hereof.

(b)    There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Lender.

(c)    None of the improvements which were included for purpose of determining the value of the Property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon the Property.

(d)    There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of the Property, and the Property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

SECTION 2.14. DOCUMENTS AND OTHER INFORMATION. All documents and other information delivered to Lender pursuant to any of the Loan Documents are and will be complete and correct in all material respects at the time of delivery to Lender.

SECTION 2.15. ESTOPPEL CERTIFICATES. Borrower shall, from time to time, within ten (10) days after request of Lender, execute and deliver an estoppel certificate, in form and content reasonably acceptable to Lender, certifying (a) the amount of the original principal amount of the Loan; (b) the rate of interest thereon; (c) the unpaid principal amount of the Loan; (d) the dates installments of interest and principal were last paid; (e) any offsets or defenses to repayment of the Loan (if any); and (t) that this Agreement, the Deed of Trust and all other Loan Documents are valid, binding and enforceable obligations of Borrower that have not been modified or, if modified, setting forth the particulars thereof.

SECTION 2.16. EMBARGOED PERSON. None of the funds or assets of Guarantor or Borrower constitute property of, or are beneficially owned directly or, to each Borrower's best knowledge, indirectly, by any Embargoed Person (which means a person identified on (A) the "List of Specially Designated Nationals and Blocked Persons" maintained by the Office of Foreign Assets Control ("OFAC'), U.S. Department of the Treasury's FINCEN list, and/or on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder). No Embargoed Person has any direct interest, and to each Borrower's best knowledge, as of the date hereof, based upon reasonable inquiry by such Borrower, indirect interest, of any nature whatsoever in any Borrower or any Guarantor, as applicable, with the result that the investment in any Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by any Legal Requirement or the Loan is in violation of any Legal Requirement. No Borrower nor any constituent member of Borrower has been previously indicted for or convicted of any Patriot Act Offense, or is currently under investigation by any Governmental Authority with respect to any alleged Patriot Act Offense.

SECTION 2.17. ANTI-MONEY LAUNDERING. None of the funds of Borrower, Member or Guarantor, as applicable, that are used to consummate this transaction or to operate the Property are derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, Member or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

ARTICLE III

CONDITIONS AND DISBURSEMENT

SECTION 3.1. INITIAL EXTENSION OF CREDIT. The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all the conditions listed in Exhibit B attached hereto and incorporated herein by reference.

SECTION 3.2 DISBURSEMENT. Once all conditions have been satisfied, the proceeds of the Term Loan, when qualified for disbursement, shall be disbursed by Lender to Borrower in immediately available funds. Lender has no obligation to monitor or determine Borrower's use or application of the disbursements.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles and consistently applied practice, and permit any representative of Lender, during normal business hours upon reasonable request (or at any time during the existence of an Event of Default), to inspect, audit and examine such books and records, to make extracts thereof and copies of the same, and to inspect the properties of Borrower.

SECTION 4.3. BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted, and Borrower shall not change its name.

SECTION 4.4. TAX RETURNS. Within a reasonable time of receipt of a request from Lender, provide to Lender, in form and detail satisfactory to Lender, within 30 days of filing or by November 15th of each year, whichever is earlier, complete copies of Borrower's federal tax returns, together with all schedules thereto, including, without limitation all K-1 statements, each of which shall be signed and certified by Borrower to be true and complete copies of such returns.

SECTION 4.5. FINANCIAL INFORMATION. Within a reasonable time of receipt of a request from Lender, provide to Lender promptly, in form and detail satisfactory to Lender, such information regarding the business affairs and financial condition of Borrower which Lender may reasonably request, including, without limitation, tax returns (and all schedules thereto), tax information regarding the Property, and financial statements of Borrower.

SECTION 4.6. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business or operation of the Property; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower, its business, and/or the Property, except to the extent that the failure to comply with the foregoing could not reasonably result in a material adverse effect.

SECTION 4.7. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried by persons or entities with similar assets, including but not limited to extended coverage, public liability, flood (if in a designated flood zone), property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Lender, naming Lender as loss payee or additional insured, if and as Lender may require, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

SECTION 4.8. TAXES AND OTHER LIABILITIES. Pay and discharge prior to delinquency any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.9. NOTICE OF DEFAULT AND OTHER NOTICES.

(a)    Notice of Default. Furnish to Lender promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

(b)    Other Notices. Promptly notify Lender in writing of (i) any material adverse change in Borrower's financial condition, its business, or the Property; (ii) any material default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; (v) at least 30 days prior thereto, any change in Borrower's name or address as shown herein, and/or any change in Borrower's structure; and (vi) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.00.

SECTION 4.10. ADDITIONAL THIRD-PARTY FEES. Pay any and all third-party fees incurred by Lender in connection with the credit facilities hereunder.

SECTION 4.11. LATE CHARGE. Borrower recognizes that Default in making the installment monthly payments when due hereunder will result in Lender incurring additional expense in servicing the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its loan commitments.. Borrower agrees that if, for any reason, any monthly installment of interest shall not be received by Lender within ten (10) days of its due date, Lender shall be entitled to damages for the detriment caused thereby. Borrower therefore agrees to pay Lender a late charge of ten percent (10%) of such installment, but not including the final payment, or the maximum amount allowed by law, whichever is less, such late charge to be immediately due and payable without notice or demand by Lender. Borrower will pay this late charge only once for each late installment payment, but not including the final payment. This Section and the amounts for which it provides shall not limit Lender's right, under this Note, the Deed of Trust, or otherwise, to compel prompt performance thereunder. Lender's failure to collect such late charges shall not constitute a waiver of Lender's right to require payment of such late charges for past or future Defaults. Any late charge shall be in addition to all other rights and remedies available to Lender upon the occurrence of a default under the Loan Documents. BORROWER ACKNOWLEDGES AND AGREES THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX THE ACTUAL DAMAGES RESULTING FROM BORROWER'S FAILURE TO PAY AMOUNTS WHEN DUE AND THEREFORE, SHALL PAY SUCH LATE CHARGES NOT AS A PENALTY, BUT FOR THE PURPOSE OF DEFRAYING THE EXPENSES INCIDENT TO SERVICING THE LOAN AND HANDLING AMOUNTS PAST DUE. FURTHER, BORROWER AGREES THAT THE LATE CHARGES SET FORTH HEREIN ARE A REASONABLE ESTIMATE OF THE DAMAGES TO LENDER. THE LATE CHARGES SHALL BE PAYABLE BY BORROWER WITHOUT PREJUDICE TO THE RIGHTS OF LENDER TO COLLECT ANY OTHER AMOUNTS TO BE PAID UNDER THIS NOTE OR THE DEED OF TRUST.

SECTION 4.12 DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, interest on any amounts then outstanding shall be increased automatically from the date of the Event of Default until cured to thirteen percent (13%) per annum ("Default Interest"), and all outstanding amounts due, including unpaid Regular Interest shall continue to accrue interest from the date of such Event of Default at the Default Interest rate until such Event of Default is cured or waived. Borrower acknowledges and agrees that the application of Default Interest may result in the compounding of interest.

ARTICLE V

NEGATIVE COVENANTS

Borrower further covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Lender's prior written consent:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in this Agreement.

SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, direct or indirect, except (a) the liabilities of Borrower to Lender, and (b) additional indebtedness or liabilities in an aggregate amount not to exceed $250,000.00 at any time.

SECTION 5.3. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender.

SECTION 5.4. LOANS. Other than in the ordinary course of business, make any loans or advances to or investments in any person or entity.

SECTION 5.5. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of the Property except (a) security interests required by the Loan Documents, and (b) liens for non-delinquent taxes and taxes contested in good faith; and (c) any of the foregoing in favor of Lender.

SECTION 5.6. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity.

SECTION 5.7. MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. If Borrower or any signatory who signs on its behalf is a corporation, limited liability company, partnership, or trust, Borrower shall not: (a) merge or consolidate with any other entity; (b) dissolve, enter into revoked status, or make any change in the nature of Borrower's structure; or

(c)    make or permit to be made any change to Borrower's organizational documents that is likely to have a material adverse effect on Borrower's ability to own and operate its assets or perform its obligations under the Loan Documents.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a)    Borrower shall fail to pay when due any principal, interest (including Minimum Guaranteed Interest), fees or other amounts payable under any of the Loan Documents, which failure continues for ten (10) days after written notice from Lender.

(b)    Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or Guarantor under this Agreement or any other Loan Document shall prove to be knowingly incorrect, false or misleading in any material respect when furnished or made.

(c)    Any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an "Event of Default" in this Agreement), and with respect to any such default that by its nature can be cured, such default shall continue for a period of 30 days after written notice from Lender; provided that if the foregoing default requires additional time to cure and Borrower is diligently and in good faith acting to cure such default, then Borrower shall have an additional 60 days to cure such default.

(d)    The neglect, failure or refusal of Borrower to keep in full force and effect any permit, license, consent, approval or insurance required hereunder or under the loan Documents.

(e)    Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)    The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice oflevy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower in excess of $500,000, which is not dismissed or bonded over within 60 days; or the entry of a judgment against Borrower in excess of $500,000, which is not dismissed or bonded over within 60 days; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, which is not dismissed within 60 days..

(g)    Any change in ownership or control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, which change shall be defined as the sale, transfer or conveyance of any interest in Borrower of an aggregate of forty percent (40%) or more of the total interests in Borrower.

(h)    The dissolution, liquidation, or revocation of Borrower, or any of its managers or members shall take action seeking to effect the dissolution or liquidation of Borrower, or the distribution of all or substantially all of its assets.

(i)    The sale, lease, transfer, hypothecation, assignment, lien, or encumbrance, whether voluntary, involuntary or by operation of law, without Lender's prior written consent, of all or any material part of or interest in the Property other than in the ordinary course of business.

(j)    Any breach or default by Borrower under any other loan or credit facility now or hereinafter existing between Lender and Borrower, subject to any applicable notice requirement and opportunity to cure.

SECTION 6.2. REMEDIES. To the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower;

(b) the obligation, if any, of Lender to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or mortgagee or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address and email address:

BORROWER:          Aqua Metals Reno, Inc.

5370 Kietzke Lane

Suite 201

Reno, NV 89511

Email: Steve.cotton@aguametals.com

 Judd.merrill@aguametals.com

LENDER:                 Summit Investment Services, LLC

c/o Allied Loan Servicing

Post Office Box 17942

Reno, NV 89511

Email: egangloff@saifunds.com

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) f sent by nationally recognized overnight delivery service, upon the earlier of receipt or one (1) day after deposit with such service, and (d) if sent by electronic mail (email) to the addresses set forth above, upon receipt of a "read receipt" from the receiving party.

SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Lender promptly upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or any other person or entity. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, title and escrow fees and expenses, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording taxes, recording fees, filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees.

SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower, its business, any guarantor, or any collateral required hereunder.

SECTION 7.5. RIGHT TO RELEASE AND RECONVEY. To the extent permitted by applicable law, Borrower hereby acknowledges and agrees that Lender may, at any time and without waiving or prejudicing any other rights of Lender under the Loan Documents, release and reconvey any Deed of Trust for any reason whatsoever, including, without limitation, Lender's determination that its security interest under such Deed of Trust might in some way impair or alter any rights Lender would otherwise hold under the Loan Documents if it did not have any interest under said Deed of Trust.

SECTION 7.6. NO THIRD-PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8. SUBJECT TO LAW; SEVERABILITY OF PROVISIONS. All rights, powers and remedies provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 7.11 BORROWER INFORMATION; REPORTING. Borrower authorizes Lender at any time to verify or check any information given by Borrower to Lender, check Borrower's credit references, verify employment, and obtain credit reports. Borrower agrees that Lender shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to Borrower as is consistent with general lending policies and practices from time to time in effect.

SECTION 7.12 RELATIONSHIP OF PARTIES. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor, and shall not be, or be construed to be, a joint venture, equity venture, partnership or other relationship of any nature. Borrower and Lender warrant to each other that they shall make no statement, orally or in writing, or take or omit any action which could be implied by an ordinary, reasonable, prudent third party as evidence of a joint venture, equity venture or partnership between Borrower and Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Property or the transactions contemplated by the Loan Documents, except as expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan Documents and without limiting the foregoing: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its partners or members, if applicable, and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower; (c) Lender's activities in connection with the Loan Documents shall not be outside the scope of the activities of a lender within the meaning ofNRS 41.590 and other laws of the State of Nevada, and Lender does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (d) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its partners or members. In no event shall Lender be liable for any of the debts, obligations or liabilities of Borrower or of its members or owners as a result of the execution and delivery of the Loan Documents; and in no event shall Lender be liable for any contributions to Borrower, and Borrower agrees to indemnify, defend and hold Lender harmless from any claim, cause of action, settlement, judgment, award or damage, including reasonable attorneys' fees and costs, arising from a breach of this warranty.

SECTION 7.13 INDEMNIFICATION. Borrower will indemnify and hold Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any other Loan Document, (b) any credit extended or committed by Lender to Borrower hereunder, and (c) any litigation or proceeding related to or arising out of any of the Loan Document or any such credit. This indemnity includes but is not limited to attorneys' fees. This indemnity extends to Lender, its affiliates, members, managers, directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of Borrower's obligations to Lender.

SECTION 7.14 COMMISSION AND BROKERAGE FEE. Borrower, at its sole cost and expense, has authorized Alpen Mortgage, Inc. as its mortgage loan broker with regard to this transaction ("Broker"). Neither Borrower nor Lender has authorized any other broker or finder to act on behalf of the other party with regard to the consummation of this loan. Borrower agrees to indemnify, defend, protect and hold harmless Lender from and against any and all demands, claims, losses, damages, liabilities, costs or expenses of any kind or character (including reasonable attorneys' fees and charges) arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Borrower or on Borrower's behalf with any other broker or finder in connection with the Loan. Lender agrees to indemnify, defend, protect and hold harmless Borrower from and against any and all demands, claims, losses, damages, liabilities, costs or expenses of any kind or character (including reasonable attorneys' fees and charges) arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Lender or on Lender's behalf with any other broker or finder in connection with the Loan. Notwithstanding anything to the contrary contained herein, this Section

7.14 shall survive the making and repayment of the Loan and the expiration or termination of this Agreement.

SECTION7.15 VOLUNTARY AGREEMENT; ADVICE FROM INDEPENDENT COUNSEL. Borrower represents to Lender that it has received independent legal advice with regard to this transaction, or has had ample opportunity to do so, and has satisfied itself with regard to any inquiry or investigation relating to the legal and tax implications of this transactions. Borrower has not relied on any statements or advice of Lender or Lender's counsel. This Agreement was prepared and entered into out of the free will of the parties and pursuant to arm's length negotiations, and the parties believe this Agreement and the other Loan Documents to be fair. Lender has not taken advantage of Borrower by threats, intimidation, overreaching, unconscionable conduct, or otherwise, and Borrower is proceeding in this transaction voluntarily in what it perceives to be in its own best interests. Having been negotiated by the parties, this Agreement shall not be construed against any one party for drafting it or any particular provision, but shall be construed as if both parties jointly prepared this Agreement and any uncertainty or ambiguity shall not be interpreted against any one party.

SECTION 7.16 APPROVAL STANDARD; EFFECT OF APPROVAL. Except as otherwise provided herein, whenever Lender's consent or approval is required in this Agreement, such consent or approval may be given or withheld in Lender's sole and absolute discretion. Lender's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Lender's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Lender's approval be a representation of any kind with regard to the matter being approved. No consent or approval shall be effective unless the same is expressly set forth in writing from Lender. In no event shall any other act nor any omission on the part of Lender be construed as a consent or approval or serve to later estop Lender's right to withhold its consent or approval as to a particular matter. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, when Lender's consent or approval is required in this Agreement or the other Loan Documents, such consent only requires the consent of Summit Investment Services, LLC, and not the consent of any other Lender.

SECTION 7.17 . SUPPLEMENTAL AGREEMENT. The provisions of this Agreement are not intended to supersede the provisions of the Deed of Trust but shall be construed as supplemental thereto. This Agreement, and all representations and warranties contained herein, shall remain in effect until all amounts due under the Loan Documents have been paid in full.

SECTION 7.18 SURVIVAL. This Agreement, and all representations, warranties and covenants contained herein, shall remain in effect until the Loan has been paid in full.

SECTION 7.19 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one person or entity, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

SECTION 7.20 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement to be effective as of the date first set forth above.

BORROWER:

AQUA METALS RENO, INC., a Delaware corporation

By:	/s/ Stephen Cotton
Stephen Cotton
Its:	President

By:	/s/ Judd Merrill
Judd Merrill
Its:	Chief Financial Officer

[Remainder of page intentionally left blank]

LENDER:

SUMMIT INVESTMENT SERVICES, LLC, a Nevada
limited liability company

By: /s/ Eric J. Gangloff
Eric J. Gangloff
Its: Manager

Exhibit "A"

Legal Description of the Property

The Land is described as follows:

ParcelNo.1:

Parcel 2001-1-B-3-A of Record of Survey Map No. 91079, filed in the office of the County Recorder of Storey County, State of Nevada on February 12, 2002 as File No. 91079 of Official Records, more particularly described as follows:

All that certain parcel situate within a portion of the South one-half (S 1/2) of Section Thirty Four (34), Township Twenty (20) North, Range Twenty-Two (22) East, Mount Diablo Meridian, Storey County, Nevada, being all of Parcel 2001-1-B-3 and a portion of Parcel 2001-1-B-1 as shown on Record of Survey Map No. 90743 in the Official Records of Storey County, Nevada.

Commencing at the East 1/4 comer of said Section 34;

Thence South 76°46'41" West, 2067.50 feet to the Point of Beginning; Thence from the Point of Beginning South 30°22'19" West, 220.00 feet; Thence North 59°37'41" West, 445.00 feet;

Thence North 30°22'19" East, 220.00 feet;

Thence South 59°37'41" East, 445.00 feet to the Point of Beginning.

Note: the above metes and bounds legal description was prepared by David Crook, P.L.S., 1925 E. Prater Way, Sparks, Nevada 89434 and previously appeared in Deed, recorded May 23, 2006, as Document No. 104027, of Official Records. Also set forth and described in Deed, recorded September 4, 2020, as Document No. 132420, of Official Records.

Assessor's Parcel No.: 005-041-09 (commonly known as 2955 Waltham Way)

Parcel No. 2:

Parcel 2001-1-B-2, of Record of Survey Map No. 90743, filed in the office of the County Recorder of Storey County, State of Nevada, on December 18, 2001, as File No. 90743, of Official Records, more particularly described as follows:

All that certain parcel situate within a portion of the South one-half (S 1/2) of Section Thirty-Four (34), Township Twenty (20) North, Range Twenty-Two (22) East, Mount Diablo Meridian, Storey County, Nevada, being more particularly described as follows:

Commencing at the East 1/4 comer of said Section 34;

Thence South 75°29'59" West, 1699.46 feet to the Point of Beginning;

Thence from the point of beginning, South 30°22'1911 West, 446.61 feet;

Thence North 59°37'4111 West, 293.00 feet;

Thence North 30°22'1911 East, 446.61 feet;

Thence South 59°37'4111 East, 293.00 feet to the Point of Beginning.

Note: the above metes and bounds legal description was prepared by David Crook, P.L.S., 1925 E. Prater Way, Sparks, Nevada 89434 and previously appeared in Deed, recorded May 23, 2006, as Document No. 104027, of Official Records. Also set forth and described in Deed, recorded September 4, 2020, as Document No. 132420, of Official Records.

Assessor's Parcel No.: 005-041-11 (commonly known as 2999 Waltham Way)

Exhibit "B"

Conditions for Disbursement

Borrower must satisfy the following conditions and furnish Lender with the following Loan Documents and items ("Required Items") prior to each Disbursement:

1.

Lender shall have received and approved any and all documents required to be provided to Lender under this Agreement or the Loan Documents. All legal matters incidental to the extension of credit by Lender shall be satisfactory to Lender's counsel.

2.

Lender shall have received and approved a written opinion of Borrower's counsel stating, among other things, that Borrower is duly authorized to make the Loan and that the loan documents constitute binding and enforceable obligations of Borrower.

3.

Borrower shall have paid all fees, costs and expenses in connection with the transactions contemplated by this Agreement and all other Loan Documents, including, without limitation, Lender's attorney's fees, costs and the premium for Lender's title insurance policy (with endorsements required by Lender in its sole discretion).

4.	Borrower shall have paid Broker Fees in the amount of $45,000 plus $995 Loan Processing Fee to Alpen Mortgage Inc.

5.

Lender shall have received and approved evidence Lender requires of the existence, good standing, authority and capacity of Borrower to execute, deliver and perform their respective obligations to Lender under the Loan Documents, all in a form acceptable to Lender.

6.

There shall have been no material adverse change, as reasonably determined by Lender, in the financial condition or business of Borrower, nor any material decline, as determined by Lender, in the market value of the Property or a substantial or material portion of the assets of Borrower since the date that Borrower provided to Lender its financial statements and other financial information.

7.

Borrower shall have duly executed, acknowledged and/or sworn to as required, and delivered to Lender all Loan Documents then required by Lender, dated the date of this Agreement, each in form and content satisfactory to Lender; the Deed of Trust shall have been recorded in the official records of Storey County, Nevada (as a first deed of trust), and UCC-1 financing statements shall have been recorded and/or filed in all filing offices that Lender may require.

8.

Borrower shall have delivered to Lender evidence of insurance coverage on the Property, in form, substance, amounts, covering risks and issued by companies satisfactory to and approved by Lender, and where required by Lender, with loss payable endorsements in favor of Lender, as reasonably requested by Lender, and such policies of insurance against specific hazards affecting the Property as may be required by governmental regulation or Lender, together with evidence satisfactory to Lender that all premiums therefore are paid current, that the policies are in full force and effect and that Lender is named as a Mortgagee/Loss Payee.

9.

Lender shall have received an ALTA 2006 Lender's Extended Coverage Policy of Title Insurance, with such endorsements as Lender may require, issued by a company and in form and substance satisfactory to and approved by Lender, in an amount not less than $3,000,000.00, insuring Lender's lien (subject to permitted exceptions) on the Property to be of first priority, with all costs thereof to be paid by Borrower.

10.

Lender shall have received confirmation of the recordation in the appropriate recording office of the instrument creating Lender's lien in the Property, as well as confirmation of the filing in the appropriate filing office of such UCC-ls as Lender may require to perfect its security interest in any other collateral securing the Term Loan.

11.

If required by Lender, evidence of all utility services to the boundaries of the Property, copies of any environmental assessments, soils analyses, surveys, or appraisals, heretofore performed with respect to Property.

12.	Borrower shall have delivered to Lender, in form and content satisfactory to Lender, such other documents and certificates as Lender may reasonably request.